Exhibit 6.7

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

No. CN-__	Date of Issuance
US$_______	____ __, 202_

FOR VALUE RECEIVED, ATOMBEAM TECHNOLOGIES INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of __________________________________ or its assigns (the “Holder”) the principal sum of US$________ (the “Principal Amount”), together with simple interest thereon from the date of issuance of this convertible promissory note (this “Note”). Interest will accrue at a rate of 5% per annum. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Unless earlier converted into Conversion Shares (as defined below), the unpaid Principal Amount and accrued but unpaid interest thereon will be due and payable by the Company at any time on or after _______ __, 202_ (the “Maturity Date”, to be set at 36 months following the date of this Note), at the earlier of the Company’s election or upon demand by the holders of a majority-in-interest of the aggregate outstanding principal amount of the Notes (as defined below) (the “Requisite Noteholders”).

This Note is one of a series of convertible promissory notes (collectively, the “Notes”) issued by the Company to investors with identical terms and on the same form as set forth herein (except that the holder, principal amount and date of issuance may differ in each Note). Capitalized terms not otherwise defined in this Note will have the meanings set forth in Section 4.1.

1.               Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prepayment of principal, together with accrued interest, may not be made without the written consent of the Requisite Noteholders, except in the event of a Corporate Transaction (as described in Section 4.3(a)). If any such prepayment is approved pursuant to the preceding sentence, then such prepayment will be without any prepayment penalties, and interest will no longer continue to accrue on any prepaid principal after such prepayments have been made.

2.               Security. This Note is a general unsecured obligation of the Company.

3.               Priority. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (collectively, the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this section will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Equity Securities.

4.               Conversion. This Note will be convertible into Equity Securities pursuant to the following terms.

4.1            Definitions.

(a)             “Common Stock” means the Company’s common stock, par value US$0.0001.

(b)             “Conversion Shares” means (for purposes of determining the type of Equity Securities issuable upon conversion of this Note) shares of the Equity Securities issued in the Next Equity Financing.

(c)             “Conversion Price” means (rounded to the nearest 1/100th of one cent) 80% of the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing, subject to a maximum value per share calculated based on an equity valuation of $__,000,000, after taking into account the fully diluted number of shares (to include issued shares and shares subject to issuance under unexercised option and warrant agreements, but not inclusive of shares subject to issuance on the basis of any convertible promissory notes) prior to conversion of this Convertible Promissory Note.

(d)             “Corporate Transaction” means:

(i)             the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets;

(ii)            the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or

(iii)           the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), of the Company’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.”

(e)             “Equity Securities” means (i) Common Stock; (ii) any securities conferring the right to purchase Common Stock; or (iii) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Stock. Notwithstanding the foregoing, the following will not be considered “Equity Securities”: (i) any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services; and (ii) any convertible promissory notes (including this Note and the other Notes) issued by the Company.

(f)              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)             “Next Equity Financing” means the next sale (or series of related sales) by the Company of its Equity Securities following the date of issuance of this Note, subject to a minimum total amount raised such sale in a transaction or series of transactions of $2,000,000.

(h)            “Person” means any individual, partnership, limited liability company, corporation, trust, joint venture, unincorporated organization, other legal entity, government or agency or political subdivision thereof.

(i)              “Securities Act” means the Securities Act of 1933, as amended.

4.2            Next Equity Financing Conversion. Without any further action of Holder and without creating any subordination or any rights whatsoever in favor of any holder of any indebtedness or any other Person, the outstanding principal balance and unpaid accrued interest on this Note will automatically convert into Conversion Shares upon the closing of the Next Equity Financing. Notwithstanding the foregoing, the Company may, at its option, pay any unpaid accrued interest on this Note in cash at the time of conversion. The number of Conversion Shares that the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under this Note on a date that is no more than five days prior to the closing of the Next Equity Financing by (y) the Conversion Price. At least five days prior to the closing of the Next Equity Financing, the Company will notify the Holder in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Conversion Shares pursuant to the conversion of this Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.

4.3            Corporate Transaction. In the event of a Corporate Transaction prior to the conversion of this Note pursuant to Section 4.2 or the repayment of this Note in full, at the closing of such Corporate Transaction, the Company will pay the Holder an amount equal to the outstanding principal balance of this Note plus all accrued and unpaid interest due hereon

4.4            Mechanics of Conversion.

(a)             Corporate Approvals. Upon the conversion of this Note, the Company shall use its commercially reasonable efforts to cause its Board of Directors and the requisite stockholders of the Company to take all actions necessary or desirable to authorize the necessary number and type of Conversion Shares issuable upon conversion of this Note, and the issuance of the Conversion Shares is expressly conditioned on the Company obtaining such approvals.

(b)             Financing Agreements. The Holder acknowledges that the conversion of this Note into Conversion Shares pursuant to Section 4.2 may require the Holder’s execution of certain agreements relating to the purchase and sale of the Conversion Shares, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities (collectively, the “Financing Agreements”). The Holder agrees to execute all of the Financing Agreements in connection with a Next Equity Financing in a timely manner and without unreasonable delay.

(c)             Certificates. As promptly as practicable after the conversion of this Note and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver a certificate or certificates evidencing the Conversion Shares (if certificated) to the Holder, or if the Conversion Shares are not certificated, then the Company will deliver a true and correct copy of the Company’s share register reflecting the Conversion Shares held by the Holder. The Company will not be required to issue or deliver the Conversion Shares until the Holder has surrendered this Note to the Company (or provided an instrument of cancellation or affidavit of loss). Upon the conversion of this Note, the Holder shall have no further rights under this Note, whether or not this Note is actually surrendered.

(d)             Fractional Shares. No fractional shares will be issued upon conversion of this Note. In lieu thereof, the Company will pay to the Holder in cash an amount equal to the product obtained by multiplying (x) the applicable Conversion Price applied to effect such conversion by (y) the fraction of a share not issued pursuant to this section.

5.              Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, the Company hereby represents and warrants to the Holder as follows:

5.1            Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

5.2            Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.

6.               Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, the Holder hereby represents and warrants to the Company as follows:

6.1            Authorization. The Holder has full power and authority (and, if an individual, the capacity) to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Holder, will constitute the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.2            Purchase Entirely for Own Account. The Holder acknowledges that this Note is made with the Holder in reliance upon the Holder’s representation to the Company, which the Holder hereby confirms by executing this Note, that this Note, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent (unless otherwise specified on the Holder’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third person, with respect to the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

6.3            Disclosure of Information; Non-Reliance. The Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Holder understands that such discussions, as well as any written information provided by the Company, were intended to describe certain aspects of the Company’s business and prospects but were not a thorough or exhaustive description. The Holder has read this entire Note and understands that this investment is illiquid, highly speculative and subject to a high degree of risk. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, the Holder is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in the Securities is suitable and appropriate for the Holder. The Holder acknowledges that any information provided by the Company upon which the Holder is relying in connection with its decision to purchase the Securities and otherwise invest in the Company is contained solely in this Note. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

6.4            Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

6.5            Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

6.6            Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, then it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation, and may not be able, to satisfy. The Holder represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

6.7            No Public Market. The Holder understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

6.8            No General Solicitation. The Holder, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Holder acknowledges that neither the Company nor any other Person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

6.9            Residence. If the Holder is an individual, then the Holder resides in the state or country identified in the address shown on the Holder’s signature page hereto. If the Holder is a partnership, corporation, limited liability company or other entity, then the Holder’s principal place of business is located in the state or country identified in the address shown on the Holder’s signature page hereto.

6.10          Forward-Looking Information. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

6.11          Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), then the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. The Holder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction. The Holder acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

7.               Defaults, Remedies and Additional Covenants.

7.1            Events of Default. The following events shall be considered events of default with respect to this Note (each, an “Event of Default”):

(a)             The Company defaults in the payment of any part of the principal or unpaid accrued interest on this Note;

(b)             The Company breaches any material covenant or obligation of the Company under this Note and the Company fails to cure such breach within thirty days after receipt of written notice thereof;

(c)             The Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition for bankruptcy, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders take any action looking to the dissolution or liquidation of the Company; or

(d)             Upon sixty days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding has not been dismissed, or upon sixty days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated.

7.2            Remedies Upon Event of Default. Subject to Section 3, upon the occurrence of an Event of Default under Section 7.1, at the option and upon the declaration of the Requisite Noteholders and upon written notice to the Company, the entire unpaid principal amount and accrued and unpaid interest thereon shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to the Holder hereunder, at law, in equity or otherwise.

7.3            Transfer Restrictions.

(a)            “Market Stand-Off” Agreement. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s first underwritten public offering (the “IPO”) of its Common Stock under the Securities Act, and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed 180 days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports, and (ii) analyst recommendations and opinions): (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired); or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clauses (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 7.3(a) will: (x) apply only to the IPO and will not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement; (y) not apply to the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder; provided, that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; and provided, further, that any such transfer will not involve a disposition for value; and (z) be applicable to the Holder only if all officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than 5% of the outstanding Common Stock. Notwithstanding anything herein to the contrary (including, for the avoidance of doubt, Section 9.1), the underwriters in connection with the IPO are intended third-party beneficiaries of this Section 7.3(a) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 7.3(a) or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Holder’s registrable securities of the Company (and the Company shares or securities of every other Person subject to the foregoing restriction) until the end of such period. The Holder agrees that a legend reading substantially as follows will be placed on all certificates representing all of the Holder’s registrable securities of the Company (and the Company shares or securities of every other Person subject to the restriction contained in this Section 7.3(a)):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD BEGINNING ON THE EFFECTIVE DATE OF THE COMPANY’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

(b)             Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Note, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 6 and the undertaking set out in Section 7.3(a) and:

(i)             there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii)            the Holder has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

The Holder agrees not to make any disposition of any of the Securities to the Company’s competitors, as determined in good faith by the Company.

(c)             Legends. The Holder understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

8.              California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

9.               Miscellaneous.

9.1            Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, that the Company may not assign its obligations under this Note without the written consent of the Requisite Noteholders. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

9.2            Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

9.3            Venue. Each party (a) hereby irrevocably and unconditionally submits to the personal jurisdiction of the state and federal courts in the County of Alameda, California (the “Chosen Courts”) for the purpose of any suit, action, or other proceeding arising out of or based upon this Note; (b) shall not commence any suit, action or other proceeding arising out of or based upon this Note except in the Chosen Courts; and (c) hereby waives, and shall not assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the personal jurisdiction of the Chosen Courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note, or the subject matter hereof and thereof may not be enforced in or by the Chosen Courts.

9.4            Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.5            Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

9.6            Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 9.6).

9.7            No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Note. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.8           Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

9.9           Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. The Company’s agreements with each of the holders of the Notes are separate agreements, and the sales of the Notes to each of the holders thereof are separate sales. Notwithstanding the foregoing, any term of this Note and the other Notes may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders; provided, that any party may waive any of its own rights in a writing signed by the waiving party; provided, further, that any amendment or waiver that has the effect of increasing the lending obligation of the Holder hereunder will require the advance written consent of the Holder. Any waiver or amendment effected in accordance with this Section 9.10 will be binding upon each holder of a Note and each future holder of any such Notes.

9.10         Effect of Amendment or Waiver. The Holder acknowledges and agrees that by the operation of Section 9.10 hereof, the Requisite Noteholders will have the right and power to diminish or eliminate all rights of the Holder under this Note.

9.11         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provisions will be excluded from this Note and the balance of this Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

9.12         Exculpation Among Noteholders. The Holder acknowledges that it is not relying upon any Person, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. The Holder agrees that no other holder of the Notes, nor the controlling Persons, officers, directors, partners, agents, stockholders or employees of any other holder of the Notes, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

9.13          Share Adjustments. For the avoidance of doubt, it is acknowledged that the Holder will be entitled to the benefit of all adjustments in the number of shares of the Company’s capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock underlying the Conversion Shares that occur prior to the conversion of this Note.

9.14         Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

9.15         Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

9.16         Officers and Directors Not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

9.17         Approval; Use of Proceeds. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

9.18         Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on the surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid Principal Amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, then dated the date of this Note.

9.19          No Rights or Liabilities as Stockholder. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

9.20          Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the undersigned has caused this Convertible Promissory Note to be executed as of the date of issuance first written above.

COMPANY:

ATOMBEAM TECHNOLOGIES Inc.

By:
Name: ____________________
Title: ____________________

Address:

AtomBeam Technologies Inc.
1036 Country Club Dr, Ste 200
Moraga, CA 94556

Email: _____________________________

Signature Page to Convertible Promissory Note

In Witness Whereof, the undersigned has caused this Convertible Promissory Note to be executed as of the date of issuance first written above.

HOLDER:

____________________________________

By:
Name: ____________________
Title: _____________________

Address:

_________________________
_________________________
____________________________________

Email: _______________________________

Principal Amount: $__________

Signature Page to Convertible Promissory Note